UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2020

Akcea Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38137	47-2608175
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Boston Wharf Road 9th Floor Boston, MA		02210
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 207-0202

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	AKCA	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01     Entry into a Material Definitive Agreement.

On March 16, 2020, Akcea Therapeutics, Inc. (the “Company”) entered into a retention agreement (the “Retention Agreement”), a severance benefit agreement (the “Severance Benefit Agreement”), and a global stock option agreement (the “Global Option Agreement”) (such agreements, collectively, the “Agreements”) with Louis St. L. O’Dea, the Company’s Chief Medical Officer. The Retention Agreement provides enhanced severance terms to Dr. O’Dea that are in addition to the severance benefits provided to Dr. O’Dea under the prior severance benefit agreement between Dr. O’Dea and the Company dated November 28, 2017 (the “Prior Severance Benefit Agreement”). The Severance Benefit Agreement supersedes, terminates and replaces the Prior Severance Benefit Agreement, and the Global Option Agreement supersedes, terminates and replaces the prior stock option agreement between the Company and Dr. O’Dea with respect to certain of Dr. O’Dea’s stock option awards.

Specifically, the Agreements provide the following:

Retention Agreement

Under the terms of the Retention Agreement, if Dr. O’Dea terminates his continuous service to the Company for any reason other than a good reason (as defined in the Severance Benefit Agreement) after the earlier of (i) the date of receipt of U.S. Food and Drug Administration acceptance for filing of an amended New Drug Application for Waylivra, or (ii) June 30, 2020, and prior to December 31, 2020, Dr. O’Dea will be entitled to receive medical benefit continuation, and a lump sum severance payment equal to 12 months of his then-current base salary.

The Company will also pay Dr. O’Dea all or a portion of his target annual cash performance bonus for 2020 based on the date on which Dr. O’Dea’s employment with the Company terminates and, if Dr. O’Dea terminates his employment prior to December 1, 2020, Dr. O’Dea has agreed to provide up to six months of consulting services to the Company for up to 20 hours per month. Dr. O’Dea was also granted 20,000 restricted stock units (RSUs), with 50% of such RSUs vesting on March 19, 2020 and 50% of such RSUs vesting on September 19, 2020.

In addition, beginning on the date of the Retention Agreement and until the date Dr. O’Dea’s continuous service ends with the Company, Dr. O’Dea will be entitled to “net exercise”, at his election, the vested options covering the stock options granted to him listed on Exhibit A of the Retention Agreement and acquire ownership of the resulting net number of shares of the Company’s common stock subject to the terms of the applicable option agreements, by providing at least ten days written notice of such election to the Company.

The foregoing description of the Retention Agreement does not purport to be complete and is qualified in its entirety by the full text of such document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Severance Benefit Agreement

Under the terms of the Severance Benefit Agreement, Dr. O’Dea will be eligible to receive medical benefit continuation, and a lump sum severance payment equal to (i) 12 months of his then-current base salary if his employment is terminated without cause or by him for good reason, or (ii) if, as a result of a change in control (as defined in the Severance Benefit Agreement) of the Company, his employment is terminated without cause or by him for good reason, 18 months of his then-current base salary plus an amount equal to his target annual cash performance bonus for the year of termination multiplied by a fraction set forth in the Severance Benefit Agreement. In addition, if, in connection with a change in control, an equity award granted to Dr. O’Dea is assumed or continued by the acquirer entity but his employment is terminated without cause or by him for good reason, or an equity award granted to Dr. O’Dea is not assumed or continued by the acquirer entity (or substituted for a similar award of the acquirer entity), then any unvested portion of the equity award will become vested effective immediately prior to the consummation of such change in control.

The Severance Benefit Agreement will remain in effect as long as Dr. O’Dea continues to be employed by the Company. As a condition to receiving payments under the Severance Benefit Agreement, Dr. O’Dea is required to return all of the Company’s property and sign an agreement releasing the Company from liability. The foregoing description of the Severance Benefit Agreement does not purport to be complete and is qualified in its entirety by the full text of such document, which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Global Option Agreement

The Global Option Agreement supersedes, terminates and replaces the prior stock option agreement between the Company and Dr. O’Dea with respect to certain of Dr. O’Dea’s stock option awards, and was entered into in connection with the Retention Agreement and the Severance Benefit Agreement. The Global Option Agreement provides, in the case of termination of Dr. O’Dea’s continuous service to the Company due to his retirement, that the expiration date applicable to such options will be a period of 18 months after termination of Dr. O’Dea’s continuous service to the Company due to his retirement. The foregoing description of the Global Option Agreement does not purport to be complete and is qualified in its entirety by the full text of such document, which is filed as Exhibit 10.3 to this Current Report on Form 8-K.

The descriptions of the Agreements set forth above are qualified in their entirety by reference to the full and complete terms set forth in such Agreements, which are filed as exhibits to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Reference is made to the information set forth in Item 1.01 above and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)    Exhibits.

10.1	Retention Agreement between Louis St. L. O’Dea and the Company dated March 16, 2020.

10.2	Severance Benefit Agreement between Louis St. L. O’Dea and the Company dated March 16, 2020.

10.3	Global Option Agreement between Louis St. L. O’Dea and the Company dated March 16, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AKCEA THERAPEUTICS, INC.

Date: March 20, 2020	By:	/s/ Damien McDevitt
Damien McDevitt
Chief Executive Officer